Exhibit (l)

1775 I Street, N.W. Washington, DC 20006-2401 +1 202 261 3300 Main +1 202 261 3333 Fax www.dechert.com

June 27, 2007

Dividend Capital Strategic Global Realty Fund

518 17th Street, 12th Floor

Denver, Colorado 80202

Re:	Dividend Capital Strategic Global Realty Fund

Registration Statement on Form N-2

Securities Act Registration No. 333-130790

Investment Company Act File No. 811-21840

Ladies and Gentlemen:

We have acted as counsel for Dividend Capital Strategic Global Realty Fund, a Delaware statutory trust (the “Fund”), in connection with the public offering of common shares of beneficial interest, par value $0.001 (the “Shares”), of the Fund pursuant to the Registration Statement on Form N-2 filed with the Securities and Exchange Commission under Rule 462(b) on June 27, 2007 (the “Registration Statement”).

In our capacity as counsel for the Fund, we have examined the Fund’s Certificate of Trust, Amended Certificate of Trust, Amended and Restated Agreement and Declaration of Trust, Amended and Restated By-Laws, resolutions adopted by the Board of Trustees, and other materials relating to the authorization and issuance of the Shares as contemplated by the Registration Statement. In rendering this opinion, we have also made such examination of law and of fact reasonably available to us as we have deemed necessary in connection with the opinion hereafter set forth, and we have relied with respect to matters of Delaware law on such other documents and matters as we have deemed necessary to enable us to give this opinion.

Boston   Charlotte   Harrisburg   Hartford   New York   Newport Beach   Palo Alto   Philadelphia   Princeton   San Francisco   Washington DC   Brussels

Frankfurt   London   Luxembourg   Munich   Paris

June 27, 2007

Based upon such examination, we are of the opinion that the Shares have been duly authorized and, when issued and sold in the manner contemplated by the Registration Statement, will be legally issued, fully paid, and non-assessable.

Very truly yours,

/s/ Dechert LLP

Dechert LLP